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                                                             Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                        L-3 COMMUNICATIONS CORPORATION


                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  FIRST:  The name of the Corporation is L-3
Communications Corporation.

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange
Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 100 shares of Common Stock, par value $.01 each.

                  FIFTH: The name and address of the incorporator is Janet Lapidus, 425 Lexington Avenue, New York City, New York
10017-3954.

                  SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on April 8, 1997.




                                                ------------------------------
                                                Janet Lapidus